Exhibit 99.1

Caleres Updates Full Year 2024 Outlook

ST. LOUIS, January 13, 2025 - Caleres, (NYSE: CAL), a market-leading portfolio of consumer-driven footwear brands, today updated its financial outlook for consolidated sales, earnings per share and adjusted earnings per share for full year 2024.

“We entered the holiday period encouraged by the broad positive momentum in our athletic business at Famous Footwear. However, sales trends softened in mid-December and into January, and were below our expectations. Based on quarter-to-date trends, including the impact of weather-related closures at Famous Footwear, we now anticipate that full year sales and earnings will be below our most recent guidance,” said Jay Schmidt, President and Chief Executive Officer. “As we look ahead to 2025, we are focused on driving long-term value for our shareholders and executing on our strategic plan to return to growth by creating exceptional products and experiences for our consumers while rigorously managing our costs.”

Caleres now expects the following for fiscal year 2024:

●	Consolidated net sales to be down 3.0% to 3.5%;
●	Diluted earnings per share in the range of $3.10 to $3.20;
●	Adjusted diluted earnings per share in the range of $3.20 to $3.30.

The company’s adjusted earnings per share guidance for fiscal year 2024 reflects the adjustment in the reconciliation table below.

	(Unaudited)
	Fiscal 2024 Guidance
	Low	High

GAAP diluted earnings per share	$3.10	$3.20
Charges/other items:
Restructuring costs	0.10	0.10
Adjusted diluted earnings per share	$3.20	$3.30

ICR Conference

Due to a scheduling conflict, the company is cancelling its presentation at the 2025 Annual ICR Conference on January 14, 2025. Jack Calandra, Chief Financial Officer, and Liz Dunn, SVP of Corporate Development and Strategic Communication, will still attend to participate in previously scheduled meetings with investors and analysts at the conference.

About Caleres

Caleres is a market-leading portfolio of global footwear brands that includes Famous Footwear, Sam Edelman, Allen Edmonds, Naturalizer, Vionic, and more. Our products are available virtually everywhere - in the nearly 1,000 retail stores we operate, in hundreds of major department and specialty stores, on our 15 branded e-commerce sites, and on many additional third-party retail websites. Combined, these brands make Caleres a company with both a legacy and a mission. Our legacy is our more than 140 years of craftsmanship and our passion for fit, while our mission is to continue to inspire people to feel great… feet first. Visit caleres.com to learn more about us.

Non-GAAP Financial Measures

In this press release, the company’s financial results are provided both in accordance with generally accepted accounting principles (GAAP) and using certain non-GAAP financial measures. In particular, the company provides earnings per diluted share, adjusted to exclude certain gains, charges, and recoveries, which are non-GAAP financial measures. These results are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help identify underlying trends in the company’s business and provide useful information to both management and investors by excluding certain items that may not be indicative of the company’s core operating results. These measures should not be considered a substitute for or superior to GAAP results.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains certain forward-looking statements and expectations regarding the company’s future performance and the performance of its brands. Such statements are subject to various risks and uncertainties that could cause actual results to differ materially. These risks include (i) changing consumer demands, which may be influenced by general economic conditions and other factors; (ii) inflationary pressures and supply chain disruptions (iii) rapidly changing consumer preferences and purchasing patterns and fashion trends; (iv) supplier concentration, customer concentration and increased consolidation in the retail industry; (v) intense competition within the footwear industry; (vi) foreign currency fluctuations; (vii) political and economic conditions or other threats to the continued and uninterrupted flow of inventory from China and other countries, where the company relies heavily on third-party manufacturing facilities for a significant amount of its inventory; (viii) cybersecurity threats or other major disruption to the company’s information technology systems including those related to our ERP upgrade; (ix) the ability to accurately forecast sales and manage inventory levels; (x) a disruption in the company’s distribution centers; (xi) the ability to recruit and retain senior management and other key associates; (xii) the ability to secure/exit leases on favorable terms; (xiii) the ability to maintain relationships with current suppliers; (xiv) transitional challenges with acquisitions and divestitures; (xiv) changes to tax laws, policies and treaties; (xvi) our commitments and shareholder expectations related to environmental, social and governance considerations; (xvii) compliance with applicable laws and standards with respect to labor, trade and product safety issues; and (xvii) the ability to attract, retain, and maintain good relationships with licensors and protect our intellectual property rights. The company's reports to the Securities and Exchange Commission contain detailed information relating to such factors, including, without limitation, the information under the caption Risk Factors in Item 1A of the company’s Annual Report on Form 10-K for the year ended February 3, 2024, which information is incorporated by reference herein and updated by the company’s Quarterly Reports on Form 10-Q. The company does not undertake any obligation or plan to update these forward-looking statements, even though its situation may change.

Investor Contact

Liz Dunn

ldunn@caleres.com

Media Contact

Kelly Malone

kmalone@caleres.com